UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): March 31, 2021

CVR PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35120	56-2677689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	UAN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2021, Patricia A. Agnello and Kapiljeet Dargan were each appointed to the board of directors (the “Board”) of CVR GP, LLC (the “Company”), the general partner of CVR Partners, LP (the “Partnership”). Also on March 31, 2021, Ms. Agnello was appointed to serve on the Board’s Compensation Committee, and Mr. Dargan was appointed to serve on the Board’s Special Committee. Both Ms. Agnello and Mr. Dargan were affirmatively determined to be qualified to serve on the Board and its committees.

Ms. Agnello has been the Chief Human Resources Officer & Employment Counsel for Icahn Enterprises, L.P. since March 2020, and for its former affiliate, Insight Portfolio Group LLC, an entity affiliated with Carl C. Icahn, from May 2007 until February 2020. In this capacity, Ms. Agnello provides human resources advice to a variety of companies with which Mr. Icahn has a relationship. Prior to joining Insight Portfolio Group, Ms. Agnello held senior human resources positions at Integro Insurance Brokers, North Fork Bank, Marsh & McLennan Companies, Inc., PriceWaterhouseCoopers, and Exxon Corporation. Ms. Agnello currently serves as a director of CVR Energy, Inc. (“CVR Energy”), a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing businesses. Ms. Agnello has been a director of: Vivus, Inc. (“Vivus”), a biopharmaceutical company, since December 2020; SandRidge Energy, Inc. (“SandRidge”), an oil and natural gas company with a principal focus on exploration and production activities, since June 2020; Icahn Automotive Group LLC (“IAG”), an automotive parts installer, retailer and distributor, since 2017; TER Holdings I, Inc. (“TER Holdings” formerly known as Trump Entertainment Resorts, Inc.), a company engaged in real estate holdings, since February 2016; and PSC Metals, LLC (“PSC”), a metal recycling company, since 2012. Ms. Agnello was previously a director of American Railcar Industries, Inc. (“ARI”), a railcar manufacturing company, from November 2017 until December 2018. CVR Energy, Vivus, IAG, ARI, TER Holdings, and PSC are each indirectly controlled by Mr. Icahn. Mr. Icahn has a non-controlling interest in SandRidge through the ownership of securities. Ms. Agnello received a J.D. from St. John’s University School of Law, an MBA in Human Resources Management from Adelphi University, and a BA in Liberal Arts from Marymount Manhattan College.

Mr. Dargan has been a Tax Counsel for various affiliates of Mr. Icahn since June 2018. Mr. Dargan was an associate in the New York City office of the law firm Willkie Farr & Gallagher from October 2013 to June 2018. Mr. Dargan has been a director of Viskase Companies, Inc., a meat-casing company indirectly controlled by Mr. Icahn, from March 2021. Mr. Dargan received a B.S. in Computer Science and Quantitative Economics from Tufts University, a J.D. from UCLA School of Law, and an LL.M. in Taxation from New York University School of Law.

Mr. Icahn indirectly owns approximately 71% of the common shares of CVR Energy. CVR Energy indirectly owns 100% of the Company and approximately 36% of the common units representing limited partner interest in the Partnership. Other than the foregoing, as of the date of their appointments, Ms. Agnello and Mr. Dargan are not a party to any transactions that would be required to be reported under Item 404(a) of Regulation S-K, and there are no other arrangements or understandings between Ms. Agnello or Mr. Dargan and any other persons pursuant to which they were selected as a director. Neither Ms. Agnello nor Mr. Dargan will receive compensation for their service on the Board or its committees.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

The following exhibit is being “furnished” as part of this Current Report on Form 8-K:

Exhibit Number	Exhibit Description

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2021

CVR Partners, LP
By: CVR GP, LLC, its general partner

By:	/s/ Tracy D. Jackson
Tracy D. Jackson
Executive Vice President and Chief Financial Officer